Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest Announces Second Quarter 2023 Results

Well-positioned to serve customers in a rapidly changing market

Increased focus on efficient and effective operations

●	Second quarter 2023 net income of $40.4 million, or $1.64 per diluted share.
●	Second quarter 2023 net income from continuing operations of $39.6 million, or $1.60 per diluted share. On a non-GAAP basis, second quarter 2023 net income from continuing operations of $38.0 million, or $1.54 per diluted common share.

FORT SMITH, Ark., July 28, 2023 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported second quarter 2023 revenue from continuing operations of $1.1 billion, compared to $1.3 billion in the second quarter of 2022. Second quarter 2023 net income was $40.4 million, or $1.64 per diluted share, compared to $102.5 million, or $4.00 per diluted share, in the second quarter of 2022.

ArcBest’s second quarter 2023 operating income from continuing operations was $42.1 million, compared to $136.0 million in the second quarter of 2022, and net income from continuing operations was $39.6 million, or $1.60 per diluted share, compared to $101.5 million, or $3.97 per diluted share, in the prior-year period.

Excluding certain items in both periods as identified in the attached reconciliation tables, second quarter 2023 non-GAAP operating income from continuing operations was $50.1 million, compared to $149.2 million in the prior-year period. On a non-GAAP basis, net income from continuing operations was $38.0 million, or $1.54 per diluted share, compared to $109.1 million, or $4.26 per diluted share, in second quarter 2022.

“ArcBest is uniquely positioned to meet customers’ needs, especially in a market that is rapidly changing,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “We serve as trusted advisors – ready to keep customer supply chains moving with a full suite of logistics solutions, including a nationwide network of asset-based LTL capacity.”

ArcBest recognizes the importance of operating in the most efficient and effective way possible, which enables growth and creates value. In its Asset-Based segment, ArcBest has seen productivity and service improvements from deploying highly-experienced teams to train managers and employees on operational best practices in certain locations. Based on this success, ArcBest is redeploying resources to expand these training efforts. ArcBest also sees the opportunity to improve Asset-Based profitability by prioritizing network capacity to serve core customers that value long-term partnerships. In its Asset-Light segment, ArcBest is focused on aligning costs with business levels and achieved the $3 million of previously announced cost reductions for second quarter 2023.

Second Quarter Results of Operations Comparisons

Asset-Based

Second Quarter 2023 Versus Second Quarter 2022

●	Revenue of $722.0 million compared to $802.6 million, a per-day decrease of 10.0 percent.
~~●~~	Total tonnage per day increased 0.9 percent; LTL-rated weight per shipment decreased 1.5 percent.
●	Total shipments per day increased 4.2 percent.
●	Total billed revenue per hundredweight decreased 11.0 percent. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, decreased by a percentage in the mid-single digits.
●	Operating income of $43.3 million and an operating ratio of 94.0 percent compared to operating income of $116.7 million and an operating ratio of 85.5 percent. On a non-GAAP basis, operating income of $51.7 million and an operating ratio of 92.8 percent compared to operating income of $124.6 million and an operating ratio of 84.5 percent.

The decrease in second quarter total revenue for ArcBest’s Asset-Based business compared to the prior-year period was primarily due to a general slowing of core customer order frequency, smaller average shipment quantities related to a weaker economy and less fuel surcharge revenue based on lower diesel fuel prices. ArcBest maintained more consistent business and labor levels during the second quarter by using its tech-enabled, dynamic LTL-rated pricing program to secure incrementally profitable shipments to more effectively utilize available ABF Freight network capacity. As a result, LTL-rated shipments and tonnage in ArcBest’s Asset-Based business increased compared to the prior-year period. On a sequential basis compared to the first quarter, LTL-rated tonnage increased while shipments were flat, which is weaker than normal, seasonal expectations.

The pricing environment continues to be rational as pricing on core LTL-rated business, excluding fuel surcharges, increased by a percentage in the high-single digits in second quarter 2023. On a sequential basis, compared to the first quarter, revenue per hundredweight, excluding fuel surcharge, on core LTL-rated business increased by a percentage in the low-single digits. The decrease in the second quarter 2023 revenue per hundredweight pricing measure was driven by the change in mix associated with a decrease in core LTL-rated shipments and an increase in dynamic, market-priced LTL-rated shipments as well as an increase in heavier-weighted truckload-rated shipments compared to the prior-year period. The year-over-year total revenue per hundredweight decrease in second quarter 2023 followed a 17.7 percent increase in second quarter 2022 versus second quarter 2021. In addition, lower diesel fuel prices, and the resulting decrease in fuel surcharge revenue, meaningfully impacted year-over-year and sequential comparisons of revenue per hundredweight statistics.

Asset-Light‡

Second Quarter 2023 Versus Second Quarter 2022

●	Revenue of $409.8 million compared to $549.7 million, a per-day decrease of 25.4 percent.
●	Operating income of $13.2 million compared to operating income of $27.5 million. On a non-GAAP basis, operating income of $6.4 million compared to $30.3 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.3 million compared to $32.5 million, as detailed in the attached non-GAAP reconciliation tables.

Current year second quarter revenue results were impacted by lower average revenue per shipment as a result of a softer market environment. Despite the increase in daily shipments resulting from growth in the truckload business, lower shipment rates and related shipment margins drove reduced second quarter profitability. During last year’s second quarter, as purchased transportation buy rates steadily decreased, Asset-Light benefited from higher market rates on committed business, which resulted in record profitability.

During the second quarter, employee-related and outside services cost reductions were implemented to better align resources with business levels. As a result, excluding purchased transportation and the impact of the change in fair value of contingent consideration, operating expenses were managed lower by $3 million, or 5 percent, compared to first quarter 2023.

NOTE ‡ - Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.

Share Repurchase Program

Year-to-date through the end of the second quarter, ArcBest has returned $41.2 million of capital to shareholders through common stock share repurchases and $83.8 million remains available under the current repurchase authorization for future common stock purchases.

Conference Call

ArcBest will host a conference call with company executives to discuss the second quarter 2023 results. The call will be today, Friday, July 28 at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 757-9216 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on July 28, 2023, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on September 15, 2023. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22027510. The conference call and playback can also be accessed, through September 15, 2023, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across nearly 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three months ended June 30, 2023, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the Vaux freight handling pilot test program at ABF Freight and our customer pilot offering of Vaux, including human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,103,464	$1,321,692	$2,209,558	$2,589,783

OPERATING EXPENSES	1,061,348	1,185,654	2,146,283	2,360,802

OPERATING INCOME	42,116	136,038	63,275	228,981

OTHER INCOME (COSTS)
Interest and dividend income	3,725	353	6,658	452
Interest and other related financing costs	(2,205)	(1,863)	(4,532)	(3,803)
Other, net	5,038	(2,807)	6,818	(3,633)
	6,558	(4,317)	8,944	(6,984)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	48,674	131,721	72,219	221,997

INCOME TAX PROVISION	9,074	30,179	13,772	52,447

NET INCOME FROM CONTINUING OPERATIONS	39,600	101,542	58,447	169,550

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX(1)	843	919	53,279	2,480

NET INCOME	$40,443	$102,461	$111,726	$172,030

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.65	$4.13	$2.42	$6.88
Discontinued operations(1)	0.04	0.04	2.20	0.10
	$1.68	$4.16	$4.62	$6.98

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.60	$3.97	$2.35	$6.58
Discontinued operations(1)	0.03	0.04	2.14	0.10
	$1.64	$4.00	$4.49	$6.68

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,064,882	24,607,362	24,175,893	24,658,739
Diluted	24,672,948	25,596,031	24,864,691	25,756,314

1)	Discontinued operations represents the FleetNet segment, which sold on February 28, 2023. The six months ended June 30, 2023 includes net gain on sale of FleetNet of $52.3 million after-tax, or $2.16 basic earnings per share and $2.10 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2023	2022

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$187,286	$158,264
Short-term investments	153,116	167,662
Accounts receivable, less allowances (2023 - $11,318; 2022 - $13,892)	429,570	517,494
Other accounts receivable, less allowances (2023 - $721; 2022 - $713)	11,160	11,016
Prepaid expenses	33,244	39,484
Prepaid and refundable income taxes	39,230	19,239
Current assets of discontinued operations	—	64,736
Other	11,584	11,888
TOTAL CURRENT ASSETS	865,190	989,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	421,821	401,840
Revenue equipment	1,062,854	1,038,832
Service, office, and other equipment	309,952	298,234
Software	167,292	167,164
Leasehold improvements	26,240	23,466
	1,988,159	1,929,536
Less allowances for depreciation and amortization	1,159,626	1,129,366
	828,533	800,170

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, NET	107,467	113,733
OPERATING RIGHT-OF-USE ASSETS	194,597	166,515
DEFERRED INCOME TAXES	6,918	6,342
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	11,097
OTHER LONG-TERM ASSETS	106,644	101,893
TOTAL ASSETS	$2,414,102	$2,494,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$245,998	$269,854
Income taxes payable	—	16,017
Accrued expenses	299,339	338,457
Current portion of long-term debt	64,882	66,252
Current portion of operating lease liabilities	31,047	26,225
Current liabilities of discontinued operations	—	51,665
TOTAL CURRENT LIABILITIES	641,266	768,470

LONG-TERM DEBT, less current portion	168,105	198,371
OPERATING LEASE LIABILITIES, less current portion	174,145	147,828
POSTRETIREMENT LIABILITIES, less current portion	12,169	12,196
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	781
CONTINGENT CONSIDERATION	117,040	112,000
OTHER LONG-TERM LIABILITIES	37,314	42,745
DEFERRED INCOME TAXES	52,702	60,494

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2023: 30,007,634 shares; 2022: 29,758,716 shares	300	298
Additional paid-in capital	335,397	339,582
Retained earnings	1,194,610	1,088,693
Treasury stock, at cost, 2023: 5,982,679 shares; 2022: 5,529,383 shares	(325,515)	(284,275)
Accumulated other comprehensive income	6,569	7,103
TOTAL STOCKHOLDERS’ EQUITY	1,211,361	1,151,401
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,414,102	$2,494,286

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2023	2022

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$111,726	$172,030
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,804	63,690
Amortization of intangibles	6,398	6,463
Share-based compensation expense	5,585	6,641
Provision for losses on accounts receivable	2,257	3,583
Change in deferred income taxes	(8,228)	(6,371)
(Gain) loss on sale of property and equipment	1,188	(4,073)
Gain on sale of subsidiary	—	(402)
Pre-tax gain on sale of discontinued operations	(70,215)	—
Change in fair value of contingent consideration	5,040	810
Change in fair value of equity investment	(3,739)	—
Changes in operating assets and liabilities:
Receivables	83,542	(87,092)
Prepaid expenses	6,353	7,477
Other assets	759	72
Income taxes	(35,968)	4,211
Operating right-of-use assets and lease liabilities, net	3,059	114
Accounts payable, accrued expenses, and other liabilities	(68,804)	17,470
NET CASH PROVIDED BY OPERATING ACTIVITIES	103,757	184,623

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(83,171)	(49,682)
Proceeds from sale of property and equipment	2,853	9,115
Proceeds from sale of discontinued operations	100,949	—
Business acquisition, net of cash acquired(1)	—	2,279
Proceeds from sale of subsidiary	—	475
Purchases of short-term investments	(46,858)	(64,330)
Proceeds from sale of short-term investments	63,693	35,840
Capitalization of internally developed software	(7,010)	(8,541)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	30,456	(74,844)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	58,000
Proceeds from notes payable	—	7,280
Payments on long-term debt	(35,114)	(84,905)
Net change in book overdrafts	(13,171)	6,085
Deferred financing costs	57	—
Payment of common stock dividends	(5,809)	(4,927)
Purchases of treasury stock	(41,240)	(31,237)
Payments for tax withheld on share-based compensation	(10,022)	(9,637)
NET CASH USED IN FINANCING ACTIVITIES	(105,299)	(59,341)

NET INCREASE IN CASH AND CASH EQUIVALENTS	28,914	50,438
Cash and cash equivalents of continuing operations at beginning of period	158,264	76,568
Cash and cash equivalents of discontinued operations at beginning of period	108	52
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$187,286	$127,058

NONCASH INVESTING ACTIVITIES
Equipment financed	$3,478	$19,498
Accruals for equipment received	$10,106	$7,574
Lease liabilities arising from obtaining right-of-use assets	$43,366	$30,210

1)	Represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo.

Note: The statements of cash flows for the six months ended June 30, 2023 and 2022, includes cash flows from continuing operations and cash flows from the discontinued operations of FleetNet America®, which was sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2023		2022		2023		2022

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$722,015		$802,622		$1,419,832		$1,507,933
Asset-Light(1)	409,816		549,655		847,908		1,144,939
Other and eliminations	(28,367)		(30,585)		(58,182)		(63,089)
Total consolidated revenues from continuing operations	$1,103,464		$1,321,692		$2,209,558		$2,589,783

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$344,538	47.7%	$328,068	40.9%	$680,143	47.9%	$641,565	42.5%
Fuel, supplies, and expenses	90,897	12.6	99,296	12.4	185,185	13.1	184,127	12.2
Operating taxes and licenses	14,094	2.0	12,823	1.6	28,073	2.0	25,316	1.7
Insurance	12,889	1.8	12,197	1.5	26,162	1.8	22,628	1.5
Communications and utilities	4,553	0.6	4,648	0.6	9,857	0.7	9,335	0.6
Depreciation and amortization	25,273	3.5	24,463	3.1	50,184	3.5	48,768	3.2
Rents and purchased transportation	101,922	14.1	121,550	15.1	192,666	13.6	224,535	14.9
Shared services	74,468	10.3	75,584	9.4	139,081	9.8	142,734	9.6
(Gain) loss on sale of property and equipment	416	0.1	(1,370)	(0.2)	365	—	(4,065)	(0.3)
Innovative technology costs(2)	8,343	1.1	7,954	1.0	14,411	1.0	14,914	1.0
Other	1,297	0.2	753	0.1	2,909	0.2	1,386	0.1
Total Asset-Based	678,690	94.0%	685,966	85.5%	1,329,036	93.6%	1,311,243	87.0%

Asset-Light(1)
Purchased transportation	$343,102	83.7%	$448,160	81.5%	$713,265	84.1%	$956,540	83.5%
Supplies and expenses	3,348	0.8	4,263	0.8	7,420	0.9	7,529	0.7
Depreciation and amortization(3)	5,085	1.2	5,468	1.0	10,153	1.2	10,648	0.9
Shared services	48,985	12.0	57,986	10.6	100,414	11.8	108,183	9.5
Contingent consideration(4)	(10,000)	(2.4)	—	—	5,040	0.6	810	0.1
Gain on sale of subsidiary(5)	—	—	(402)	(0.1)	—	—	(402)	—
Other	6,116	1.5	6,701	1.2	12,527	1.5	13,036	1.1
Total Asset-Light	396,636	96.8%	522,176	95.0%	848,819	100.1%	1,096,344	95.8%

Other and eliminations(6)	(13,978)		(22,488)		(31,572)		(46,785)
Total consolidated operating expenses from continuing operations	$1,061,348	96.2%	$1,185,654	89.7%	$2,146,283	97.1%	$2,360,802	91.2%

OPERATING INCOME FROM CONTINUING OPERATIONS
Asset-Based	$43,325		$116,656		$90,796		$196,690
Asset-Light(1)	13,180		27,479		(911)		48,595
Other and eliminations(6)	(14,389)		(8,097)		(26,610)		(16,304)
Total consolidated operating income from continuing operations	$42,116		$136,038		$63,275		$228,981

1)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.
2)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight.
3)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
4)	Represents the fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
5)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
6)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which was sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$42,116	$136,038	$63,275	$228,981
Innovative technology costs, pre-tax(1)	14,821	10,341	27,299	20,027
Purchase accounting amortization, pre-tax(2)	3,192	3,214	6,384	6,427
Change in fair value of contingent consideration, pre-tax(3)	(10,000)	—	5,040	810
Gain on sale of subsidiary, pre-tax(4)	—	(402)	—	(402)
Non-GAAP amounts	$50,129	$149,191	$101,998	$255,843

Net Income from Continuing Operations
Amounts on GAAP basis	$39,600	$101,542	$58,447	$169,550
Innovative technology costs, after-tax (includes related financing costs)(1)	11,206	7,789	20,686	15,078
Purchase accounting amortization, after-tax(2)	2,398	2,397	4,796	4,793
Change in fair value of contingent consideration, after-tax(3)	(7,512)	—	3,787	604
Gain on sale of subsidiary, after-tax(4)	—	(317)	—	(317)
Change in fair value of equity investment, after-tax(5)	(2,786)	—	(2,786)	—
Life insurance proceeds and changes in cash surrender value	(1,086)	2,710	(2,582)	3,503
Tax benefit from vested RSUs(6)	(3,864)	(5,059)	(4,915)	(5,929)
Non-GAAP amounts	$37,956	$109,062	$77,433	$187,282

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.60	$3.97	$2.35	$6.58
Innovative technology costs, after-tax (includes related financing costs)(1)	0.45	0.30	0.83	0.59
Purchase accounting amortization, after-tax(2)	0.10	0.09	0.19	0.19
Change in fair value of contingent consideration, after-tax(3)	(0.30)	—	0.15	0.02
Gain on sale of subsidiary, after-tax(4)	—	(0.01)	—	(0.01)
Change in fair value of equity investment, after-tax(5)	(0.11)	—	(0.11)	—
Life insurance proceeds and changes in cash surrender value	(0.04)	0.11	(0.10)	0.14
Tax benefit from vested RSUs(6)	(0.16)	(0.20)	(0.20)	(0.23)
Non-GAAP amounts(7)	$1.54	$4.26	$3.11	$7.27

1)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux, including human-centered remote operation software, and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
5)	Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
6)	Represents recognition of the tax impact for the vesting of share-based compensation.
7)	Non-GAAP earnings per share is calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2023		2022		2023		2022

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$43,325	94.0%	$116,656	85.5%	$90,796	93.6%	$196,690	87.0%
Innovative technology costs, pre-tax(1)	8,343	(1.1)	7,954	(1.0)	14,411	(1.0)	14,914	(1.0)
Non-GAAP amounts(2)	$51,668	92.8%	$124,610	84.5%	$105,207	92.6%	$211,604	86.0%

Asset-Light Segment(3)
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$13,180	96.8%	$27,479	95.0%	$(911)	100.1%	$48,595	95.8%
Purchase accounting amortization, pre-tax(4)	3,192	(0.8)	3,214	(0.6)	6,384	(0.8)	6,427	(0.6)
Change in fair value of contingent consideration, pre-tax(5)	(10,000)	2.4	—	—	5,040	(0.6)	810	(0.1)
Gain on sale of subsidiary, pre-tax(6)	—	—	(402)	0.1	—	—	(402)	—
Non-GAAP amounts(2)	$6,372	98.4%	$30,291	94.5%	$10,513	98.8%	$55,430	95.2%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(14,389)		$(8,097)		$(26,610)		$(16,304)
Innovative technology costs, pre-tax(7)	6,478		2,387		12,888		5,113
Non-GAAP amounts(2)	$(7,911)		$(5,710)		$(13,722)		$(11,191)

1)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight.
2)	Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
3)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.
4)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
5)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
6)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
7)	Represents certain costs related to our customer pilot offering of Vaux, including human-centered remote operation software, and initiatives to optimize our performance through technological innovation.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$42,116	$6,558	$48,674	$9,074	$39,600	18.6%
Innovative technology costs(1)	14,821	241	15,062	3,856	11,206	25.6
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(3)	(10,000)	—	(10,000)	(2,488)	(7,512)	(24.9)
Change in fair value of equity investment(4)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(1,086)	(1,086)	—	(1,086)	—
Tax benefit from vested RSUs(5)	—	—	—	3,864	(3,864)	—
Non-GAAP amounts	$50,129	$1,974	$52,103	$14,147	$37,956	27.2%

	Six Months Ended June 30, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$63,275	$8,944	$72,219	$13,772	$58,447	19.1%
Innovative technology costs(1)	27,299	500	27,799	7,113	20,686	25.6
Purchase accounting amortization(2)	6,384	—	6,384	1,588	4,796	24.9
Change in fair value of contingent consideration(3)	5,040	—	5,040	1,253	3,787	24.9
Change in fair value of equity investment(4)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(2,582)	(2,582)	—	(2,582)	—
Tax benefit from vested RSUs(5)	—	—	—	4,915	(4,915)	—
Non-GAAP amounts	$101,998	$3,123	$105,121	$27,688	$77,433	26.3%

	Three Months Ended June 30, 2022
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$136,038	$(4,317)	$131,721	$30,179	$101,542	22.9%
Innovative technology costs(1)	10,341	148	10,489	2,700	7,789	25.7
Purchase accounting amortization(2)	3,214	—	3,214	817	2,397	25.4
Gain on sale of subsidiary(7)	(402)	—	(402)	(85)	(317)	(21.1)
Life insurance proceeds and changes in cash surrender value	—	2,710	2,710	—	2,710	—
Tax benefit from vested RSUs(5)	—	—	—	5,059	(5,059)	—
Non-GAAP amounts	$149,191	$(1,459)	$147,732	$38,670	$109,062	26.2%

	Six Months Ended June 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$228,981	$(6,984)	$221,997	$52,447	$169,550	23.6%
Innovative technology costs(1)	20,027	277	20,304	5,226	15,078	25.7
Purchase accounting amortization(2)	6,427	—	6,427	1,634	4,793	25.4
Change in fair value of contingent consideration(3)	810	—	810	206	604	25.4
Gain on sale of subsidiary(7)	(402)	—	(402)	(85)	(317)	(21.1)
Life insurance proceeds and changes in cash surrender value	—	3,503	3,503	—	3,503	—
Tax benefit from vested RSUs(5)	—	—	—	5,929	(5,929)	—
Non-GAAP amounts	$255,843	$(3,204)	$252,639	$65,357	$187,282	25.9%

1)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux, including human-centered remote operation software, and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
7)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair value of contingent consideration and equity investment, and gain on sale of subsidiary, which are significant expenses or gains resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$39,600	$101,542	$58,447	$169,550
Interest and other related financing costs	2,205	1,863	4,532	3,803
Income tax provision	9,074	30,179	13,772	52,447
Depreciation and amortization(1)	35,811	34,884	70,821	69,280
Amortization of share-based compensation	3,350	3,799	5,532	6,500
Change in fair value of contingent consideration(2)	(10,000)	—	5,040	810
Change in fair value of equity investment(3)	(3,739)	—	(3,739)	—
Gain on sale of subsidiary(4)	—	(402)	—	(402)
Consolidated Adjusted EBITDA from Continuing Operations	$76,301	$171,865	$154,405	$301,988

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA(5)
Operating Income	$13,180	$27,479	$(911)	$48,595
Depreciation and amortization(1)	5,085	5,468	10,153	10,648
Change in fair value of contingent consideration(2)	(10,000)	—	5,040	810
Gain on sale of subsidiary(4)	—	(402)	—	(402)
Asset-Light Adjusted EBITDA	$8,265	$32,545	$14,282	$59,651

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
3)	Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
4)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
5)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2023	2022	% Change	2023	2022	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.5		127.5	127.0

Billed Revenue(1) / CWT	$40.72	$45.76	(11.0%)	$41.33	$44.77	(7.7%)

Billed Revenue(1) / Shipment	$545.35	$632.43	(13.8%)	$537.38	$606.14	(11.3%)

Shipments	1,330,068	1,276,859	4.2%	2,664,822	2,504,083	6.4%

Shipments / Day	20,946	20,108	4.2%	20,901	19,717	6.0%

Tonnage (Tons)	890,686	882,367	0.9%	1,732,204	1,695,097	2.2%

Tons / Day	14,027	13,896	0.9%	13,586	13,347	1.8%

Pounds / Shipment	1,339	1,382	(3.1%)	1,300	1,354	(4.0%)

Average Length of Haul (Miles)	1,122	1,096	2.4%	1,109	1,088	1.9%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
	(Unaudited)
Asset-Light(2)(3)

Revenue / Shipment	(30.0%)	(30.3%)

Shipments / Day	3.5%	2.3%

2)	Asset-Light represents the reportable segment previously named ArcBest.
3)	Statistical data related to managed transportation solutions transactions is not included in the presentation of operating statistics for the Asset-Light segment for the periods presented.

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